UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 13, 2012

APEX 6, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54777	46-0620521
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

P.O. Box 2432

East Orange, NJ 07019

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Phone: (702 472-7093)

460 Brannan Street, Suite 78064

San Francisco, CA 94107

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On May 13, 2013, our sole officer and director, Richard Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Registrant’s common stock to Eric B. Holdings Inc. at a purchase price of $28,000. In aggregate, these shares represent 100% of the Registrant’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, Richard Chiang owns no shares of the Registrant’s stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013, the Registrant accepted the resignations of Richard Chiang as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations are in connection with the consummation of the Share Purchase Agreement with Eric B. Holdings Inc and was not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Registrant elected and appointed Louis Eric Barrier as President, Chief Executive Officer, Secretary, Chief Financial Officer and Chairman of the Board of Directors of the Registrant, and Richard Victor Mahee as Chief Operating Officer and Member of the Board of Directors of the Registrant.

Biographical Information for Louis Eric Barrier

Louis Eric Barrier Jr., (Eric B), Age 49 President, Chief Executive Officer, Secretary, Chief Financial Officer and Chairman of the Board of Directors

Louis Eric Barrier, Jr. (Eric B) currently serves as Chief Executive Officer, President and Director of Eric B. Holdings Inc., a diversified clothing licensing business. Mr. Barrier is a multi-platinum music, film, television producer and musician who has been nominated to the Rock and Roll Hall of Fame. As an executive he has run the marketing efforts a of global brand built around his own likeness and music under Eric B Music Group.

Eric B founded Eric B Holdings to broaden the platform for existing and new products developed to be distributed through big block retail and specialty markets worldwide.

Eric B became the head of Operations in the late 90s under a deal which was part of the Scotti Brothers merger in a stock swap that created the television and music recording core of what would eventually become All American Communications. From 1981 to 1998 All American Television which was later called All American Communications Television was a television syndication company. The company was known for producing and distributing ~~p~~opular television and game shows such as Baywatch. In 1991, All American and Scotti Brothers Entertainment Industries merged in a stock swap that created the television and music recording core of what would eventually become All American Communications.

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Richard Victor Mahee, (Mahvrick), Age 40 Chief Operating Officer, and Member of the Board of Directors

Richard Victor Mahee (Mahvrick) currently serves as Chief Operating Officer, and Director of Eric B. Holdings Inc., a diversified clothing licensing business. Mr. Mahee’s role is operations and global strategic development. Since the mid 1990's through 2000's, Mr. Mahee has worked in a consulting capacity for several Wall Street private equity and investment firms, among them were Goldman Sachs, Citigroup Lehman Brothers and Fuji Bank. Richard started his career at JC Bradford working on the New York Stock Exchange (NYSE). Mr. Mahee’s core focus has been risk management, technology, and strategic alliances. In the late 90’s through 2006 Richard worked alongside serial entrepreneurs such as Brian Corvese (Soros Fund Management/Egy Net) and Dr. Chirinjeev Kathuria (MIR Corp, Planet Space) who has successfully taken start up projects from developmental stages to operating in global markets.

In 2005, Richard Victor Mahee founded of Mahvrick (his name backwards) then launched Mahvrick Global Ventures in 2013, which owns Mahvrick Networks, Local Newspaper Alliance and over 100 local US and International online newspapers. Mahvrick Global Ventures also owns marquee brands such as: Best Dining List, Most Beautiful List and Most Powerful List. Mr. Mahee’s expertise in strategic development and global marketing will provide Eric B Holdings, Inc. a platform for global reach into well-known media outlets to related subscribers from micro funding to consumers within entertainment and lifestyle market segmentation.

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In connection with the consummation of the Share Purchase Agreement, there was an understanding between the former management of the Registrant and Eric B. Holdings Inc, the purchaser under such Agreement, that Mr. Barrier would be appointed Chairman of the Board of Directors of the Registrant and President, Chief Executive Officer, Secretary, Chief Financial Officer of the Registrant immediately after the change of control was effected.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 6, Inc.

By: /s/ Louis Eric Barrier, Jr.

Name: Louis Eric Barrier Jr.

Title: Chief Executive Officer

Dated: May 20, 2013

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